UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 21, 2008

HALLADOR PETROLEUM COMPANY
(Exact Name of Registrant as specified in Charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2008, Hallador Petroleum Company (“Hallador”) entered into ten (10) Amended and Restated Purchase and Sale Agreements (collectively, the “Purchase Agreements”) to purchase a total of an additional 20% membership interest in Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”), from certain of the existing members for an aggregate purchase price of $11,764,666.96.  Following the purchase, Hallador owns an aggregate of 80% of the outstanding membership interests in Sunrise.  Our CEO, Victor Stabio, continues as a member of the Board of Managers of Sunrise.

The above description is a summary and is qualified in its entirety by the terms of the Purchase Agreements, a form of which is incorporated herein by reference as Exhibit 10.1 to this Current Report.

Item 3.02  Unregistered Sales of Equity Securities

On July 21, 2008, Hallador sold 5,500,000 shares of common stock (the “Shares”), par value $0.01, for an aggregate cash purchase price of $22,000,000.  The Shares were offered and sold to investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The proceeds from the sale of the Shares will be used for general corporate purposes and for the purchase of the additional membership interests in Sunrise as described in Item 1.01 of this Current Report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On July 24, 2008, the Board of Directors of Hallador appointed Sheldon Lubar as a director of the Company to fill the vacancy on the Board of Directors created by the death of director Cortlandt S. Dietler on July 10, 2008.

Mr. Lubar is a principal of Lubar Equity Fund, LLC, which was one of the purchasers of the Shares in the private placement of Hallador’s common stock described in Item 3.02 of this Current Report.  Lubar Equity Fund, LLC paid an aggregate of $2,182,668 for the purchase of 545,667 Shares in that private placement.  Lubar Equity Fund, LLC also participated in a private placement completed by the Hallador in October 2007, in which Lubar Equity Fund, LLC purchased 806,452 shares of common stock for an aggregate purchase price of $2,500,001.20.

Restricted Stock Unit Issuance Agreements

On July 24, 2008, Hallador entered into Restricted Stock Unit Issuance Agreements (the “RSU Agreements”) with (i) Victor P. Stabio, Hallador’s Chief Executive Officer, President and Chief Financial Officer, (ii) Brent Bilsland, President of Sunrise, and (iii) Larry Martin, Chief Financial Officer of Sunrise (collectively, the “RSU Recipients”).

Mr. Stabio was granted 450,000 restricted stock units (“RSUs”), Mr. Bilsland was granted 300,000 RSUs, and Mr. Martin was granted 10,000 RSUs, all of which vest on July 7, 2011, subject to each of the RSU Recipients’ continuing employment with the Hallador or Sunrise, as applicable, and subject to acceleration in accordance with the terms of the RSU Agreements.  Upon vesting, each RSU entitles the RSU Recipients to receive one share of common stock.  If the RSU Recipient’s employment with Hallador or Sunrise, as the case may be, ceases for any reason prior to vesting, the RSUs will be cancelled and the RSU Recipient will no longer have any right to receive any shares of common stock.

A form of the RSU Agreements is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

10.1	Form of Amended and Restated Purchase and Sale Agreement.

10.2	Form of Hallador Petroleum Company Restricted Stock Unit Issuance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR PETROLEUM COMPANY

Date:  July 24, 2008                                                                           By:           /s/ Victor P. Stabio
      Victor P. Stabio
      Chief Executive Officer and President

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